UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2014

Trans-Pacific Aerospace Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-148447	36-4613360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Huntington Drive, Suite 107 San Marino, California 91108
(Address of principal executive offices)

(626) 796-9804

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

The shareholders of Trans-Pacific Aerospace, Inc. (the “Company”) approved by majority written consent an amendment to the articles of incorporation of the Company for purposes of increasing the authorized capital stock of the Company from 150 million shares of $0.001 par value common stock to 500 million shares of $0.001 par value common stock. On September 11, 2014, a Certificate of Change was filed with the Nevada Secretary of State to effect the increase in authorized common stock.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

4.1	Certificate of Change filed with the Nevada Secretary of State on September 11, 2014	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans-Pacific Aerospace Company, Inc.
Dated: September 12, 2014	/s/ William Reed McKay_____
William Reed McKay